Exhibit 10.64

GUARANTY

THIS GUARANTY, dated as of June 30, 2006, (this “Guaranty”), is made by NovaStar Financial, Inc. (the “Guarantor”) in favor of Greenwich Capital Financial Products, Inc. (the “Buyer”).

RECITALS

A. Pursuant to that certain Master Repurchase Agreement (Securities), dated as of June 30, 2006, among NovaStar Mortgage, Inc. (“NMI”), NovaStar Certificates Financing LLC (“NCFL”), NovaStar Certificate Financing Corporation (“NCFC” and collectively with NCFL and NMI, jointly and severally the “Sellers”) and Buyer (the “Master Repurchase Agreement”), Buyer has agreed to purchase certain securities and other related assets (the “Purchased Assets”) from the Sellers and the Sellers have agreed to repurchase such Purchased Assets upon the terms and subject to the conditions set forth therein.

B. It is a condition precedent to the obligation of Buyer to purchase the Purchased Assets from the Sellers under the Master Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to Buyer.

NOW, THEREFORE, in order to induce Buyer to enter into the Master Repurchase Agreement and for other good and valuable consideration, receipt and sufficiency of which by the parties hereto are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

(b) “Obligations” shall mean all obligations and liabilities of each Seller and the Guarantor to Buyer (including, without limitation, the “Obligations” (as defined in the Master Repurchase Agreement)), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Master Repurchase Agreement, this Guaranty, any other Program Documents and any other document made, delivered or given in connection herewith or therewith, whether on account of covenants, Repurchase Prices, Price Differentials, Margin Deficits, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Buyer that are required to be paid by Sellers pursuant to the terms of the Master Repurchase Agreement) or otherwise.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. (a) The Guarantor hereby absolutely, unconditionally and irrevocably, guarantees to Buyer and its successors, endorsees, transferees and assigns from the date hereof the prompt and complete payment and performance by the Sellers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) The Guarantor’s obligations hereunder shall not be affected by the existence, validity, enforceability, perfection or extent of any collateral therefor (including the Collateral) or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to Seller. The Guarantor agrees that Buyer may resort to the Guarantor for payment of any of the Obligations whether or not Buyer shall have resorted to any collateral therefor (including the Collateral) or shall have proceeded against any Seller. Buyer shall not be obligated to file any claim relating to the Obligations in the event that any Seller becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Buyer to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to Buyer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever (other than by reason of any circumstance, other than bankruptcy or insolvency, that constitutes a legal or equitable defense to any Seller), the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made and the Guaranty shall be reinstated, if applicable.

(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Sellers and the Guarantor, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Sellers or the Guarantor with respect to the Obligations.

(d) The Guarantor further agrees to pay on demand any and all fees and expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by Buyer in enforcing or protecting any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

(e) The Guarantor (the “Indemnifying Party”) agrees to hold Buyer and each of its officers, directors and employees (each an “Indemnified Party”) harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees and expenses of counsel) that may be imposed on, incurred by or asserted against such Indemnified Party relating to or resulting from the Indemnifying Party’s negligence, bad faith, willful misconduct, fraud or breach of its representations, warranties, covenants or obligations under this Guaranty.

(f) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of Buyer hereunder.

(g) No payment or payments made by Sellers, the Guarantor, any other guarantor or any other Person or received or collected by Buyer from Sellers, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Master Repurchase Agreement is terminated.

(h) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to Buyer on account of its liability hereunder, it will notify Buyer in writing that such payment is made under this Guaranty for such purpose.

(i) Notwithstanding any provision of this Guaranty to the contrary, the aggregate liability of Guarantor under the Program Documents (including, without limitation, this Guaranty) on any date of determination shall be limited as set forth in Section 19(k) of the Master Repurchase Agreement; provided that such limitation shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Program Documents; (ii) impair the right of Buyers to name the Guarantor or a Seller as a party or defendant in any action or suit for judicial foreclosure and sale under the Program Documents; (iii) impair the right of Buyers to obtain the appointment of a receiver; (iv) impair the right of Buyers to bring suit (and seek a money judgment therein) with respect to breach of contract, tort, fraud or intentional misrepresentation by the Guarantor or a Seller or any other person or entity in connection with the Program Documents; (v) impair the right of Buyers to obtain payments on the Purchased Assets received by the Guarantor or a Seller after the occurrence of an Event of Default; (vi) impair the right of Buyers to bring suit (and seek a money judgment therein) with respect to any misappropriation by the Guarantor or a Seller of payments collected in advance with respect to ‘the Purchased Securities; or (vii) impair the right of Buyers to apply to losses arising out of any misrepresentation, willful misconduct or fraud by the Guarantor or a Seller or any of their agents or employees, any suit or money judgment related thereto.

3. Changes in Obligations, Collateral therefor and Agreements Relating Thereto; Waiver of Certain Notices. The Guarantor agrees that Buyer may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral (including the Collateral) for, or renew any of the Obligations, and may also make any agreement with Sellers for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Buyer and any Seller without in any way impairing or affecting this Guaranty, it being understood that no such notice or consent is required with respect to individual Transaction Notices. The Guarantor waives notice of the acceptance of this Guaranty and of the creation, renewal, extension or accrual of Obligations, presentment demand for payment, non-payment notice of dishonor and protest.

4. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants that:

(a) It (i) is duly organized and validly existing in good standing under the laws of the jurisdiction under which it is organized and (ii) is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not be reasonably likely (individually or in the aggregate) to have a Material Adverse Effect.

(b) It has the full power, authority and legal right to execute, deliver and perform its obligations under this Guaranty. This Guaranty has been duly executed and delivered by it, has not been amended or otherwise modified, is in full force and effect.

(c) Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated herein (i) contravene the Guarantor’s charter or by-laws, or (ii) conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, judgment, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Guarantor is a party or by which the Guarantor or its property is bound or to which the Guarantor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien or encumbrance upon the Guarantor’s revenues or assets pursuant to the terms of any such agreement or instrument.

(d) The Guarantor has received and reviewed copies of the Master Repurchase Agreement.

(e) There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending, or to the best of the Guarantor’s knowledge, threatened against or affecting the Guarantor or any of its property that is reasonably likely to (i) have a material adverse effect on the Guarantor’s condition, financial or otherwise, or (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby and there is a reasonable likelihood of a Material Adverse Effect or adverse decision.

(f) This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(g) All consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Guaranty have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty.

(h) The Guarantor is not required to be registered as, or controlled by a company required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

(i) No report prepared by the Guarantor pursuant to this Guaranty, or furnished or to be furnished by the Guarantor to Buyer in connection with this Guarantee, is or will be inaccurate in any material respect as of the date it is or shall be dated (except as otherwise disclosed to Buyer, as the case may be, at such time) and no such document contains or will contain any material misstatement of fact as of the date so furnished.

(j) The Guarantor has not dealt with or paid any compensation to any broker, investment banker, agent or other person in connection with the transactions contemplated hereby.

(k) Since the date of the financial statement heretofore most recently delivered by the Guarantor to Buyer (which the Guarantor represents and warrants to be its most recent financial statement), there has been no material adverse change in the Guarantor’s financial condition or results of operations.

(l) The Guarantor has no rights in or to the Purchased Assets (including any rights associated with or related to the Purchased Assets).

(m) The Guarantor has not filed or authorized the filing of any financing statement under the Uniform Commercial Code in any jurisdiction naming the Guarantor as seller, transferor or debtor and listening as collateral or otherwise covering any of the Collateral.

(n) There are no delinquent federal, state, city, county or other taxes relating to the Guarantor, the Purchased Assets or any arrangement pursuant to which the Purchased Assets are issued that might, in the reasonable judgment of Buyer, have a Material Adverse Effect, and all such delinquent tax liabilities have been satisfied except those that are being contested by the Guarantor in good faith and with respect to which payment has been stayed by a court of competent jurisdiction.

(o) Each other representation and warranty of the Guarantor contained in the Master Repurchase Agreement is true and correct and is hereby restated and affirmed as if fully set forth herein.

5. Covenants and Agreements of Guarantor. The Guarantor covenants and agrees with Buyer that, from and after the date hereof:

(a) The Guarantor will (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises to the extent that a failure to do so would result in a Material Adverse Effect; (ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities and other Requirements of Law if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; (iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; (iv) not move its chief executive office or chief operating office from the addresses where such offices are located as of the date hereof, or change its jurisdiction of organization unless it shall have provided Buyer 30 days prior written notice of such change; (v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and (vi) permit representatives of Buyer, during normal business hours upon prior written notice at a mutually desirable time (or at any time and from time to time upon the occurrence of an Event of Default or Event of Termination and during the continuance thereof), to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(b) Guarantor shall not liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets other than in connection with a whole loan sale or securitization, the proceeds of which shall be used to pay any amounts then owing lo Buyer.

(c) Guarantor shall give notice to Buyer promptly: (i)(a) within one (1) Business Day after the Guarantor becomes aware of the occurrence of any Default, Event of Default or Event of Termination under the Master Repurchase Agreement or any default or event of default under any other material agreement of the Guarantor or any of its Subsidiaries or Affiliates; (ii) within five (5) Business Days after service of process on the Guarantor or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Guarantor or any of its Subsidiaries or Affiliates (x) that questions or challenges the validity or enforceability of the Master Repurchase Agreement, this Guaranty, any Security, any Purchased Asset, any Governing Agreement or any Transaction or (y) in which the amount in controversy exceeds $5,000,000; (iii) upon the Guarantor becoming aware of any event of default related to any Purchased Assets or Governing Agreement; (iv) upon discovery by the Guarantor of any breach of any representation, warranty or covenant contained in the Master Repurchase Agreement or this Guaranty; and (v) upon the entry of a judgment or decree against the Guarantor in an amount in excess of $2,000,000. Each notice delivered pursuant to this Paragraph 5 shall be accompanied by a statement of a Responsible Officer of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor has taken or proposes to take with respect thereto.

(d) At all times, the Guarantor shall have, on a consolidated basis, cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount of not less than $10,000,000.

(e) The Guarantor shall not permit its Adjusted Tangible net Worth at any time to be less than $350,000,000.

(f) The Guarantor shall not permit the ratio of its Total Indebtedness to Tangible Net Worth at any time to be greater than 8:1 as measured as of any quarter end.

(g) A Change of Control shall not occur.

(h) The Guarantor shall not (i) incur debts beyond its ability to pay such debts as they mature; or (ii) contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Guarantor or any of its assets.

(i) The Guarantor shall deliver to Buyer all financial statements, accountants’ reports, monthly certifications and other information required by Section 13 of the Master Repurchase Agreement.

(j) Without prior written consent of Buyer, the Guarantor will not: (i) assign, sell, transfer, pledge or grant any security interest in or lien on any of the Purchased Assets to anyone except Buyer, permit any financing statement (except for any assignments in favor of Buyer) or assignment (except for any assignments in favor of Buyer) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any security interest, lien, charge, encumbrance or right of others to attach to any of the Purchased Assets, except as contemplated by the Master Repurchase Agreement, or (iii) consent to any amendment or supplement to the Governing Agreements that would reasonably be expected to result in a Material Adverse Effect.

(k) Each other covenant of the Guarantor contained in the Master Repurchase Agreement is hereby restated and affirmed as if fully set forth herein.

6. Right of Set-off. In addition to any rights and remedies of Buyer provided by law, but subject to the limitations set forth in Section 19(k) of the Master Purchase Agreement, upon any amount becoming due and payable by any NovaStar Entity to any GCFP Entity pursuant to any of the Relevant Transactions (whether at the stated maturity, by acceleration or otherwise) any GCFP Entity may, without prior notice to any Novastar Entity, any such notice being expressly waived by each Novastar Entity to the extent permitted by applicable law, set-off; net, appropriate and apply against such amount any and all Collateral, Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, matured or unmatured, at any time held or owing by any GCFP Party to or for the credit or the account of any Novastar Party. Without limiting the generality of the foregoing, any GCFP Party may set-off and net cash, the proceeds of the liquidation of any Collateral, any other collateral pledged to or held by any GCFP Party in connection with any Relevant Transaction and all other sums or obligations owed by any GCFP Party to any Novastar Party against all of the Novastar Parties’ respective obligations to any GCFP Party, whether under this Guaranty, under any other Program Document or under any other agreement among the parties or between any GCFP Party and any Novastar Party, or otherwise, whether or not such obligations are then due, without prejudice to any GCFP Party’s right to recover any deficiency. Buyer agrees promptly to notify each Seller and the Guarantor after any such set-off and application is made; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding the foregoing, in no event shall any GCFP Entity have the right to set-off, net, or apply any Property, deposits, credits, indebtedness, claims, or other amounts in the aggregate in excess of the Maximum Recourse Amount against any Obligations, other than the Purchased Assets and other Collateral, the proceeds of liquidation thereof, cash held hereunder and any and all proceeds of the foregoing pursuant to Section 19(k) of the Master Repurchase Agreement.

7. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set off or application of funds of the Guarantor by Buyer or any of its Affiliates, the Guarantor shall not be entitled to be subrogated to any of the rights of Buyer against any Seller or any other guarantor or any collateral security (including the Collateral) or guarantee or right of offset held by Buyer for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to Buyer by the Sellers and the Guarantor on account of the Obligations are paid in full and the Master Repurchase Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for Buyer, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to Buyer in the exact form received by the Guarantor (duly indorsed by the Guarantor to Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Buyer may determine.

8. Amendments, Etc. with Respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security (including the Collateral) or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and the Master Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security (including the Collateral), guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on the Sellers, and any failure by Buyer to make any such demand or to collect any payments from the Sellers or any release of the Sellers shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

9. No Waiver; Cumulative Rights. No failure on the part of Buyer to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. Each and every right, remedy and power hereby granted to Buyer or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Buyer at any time or from time to time. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto, one or more Sellers may then be free from any Obligation.

10. Guaranty Absolute and Unconditional. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Sellers of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that Buyer first attempt to collect any of the obligations from the Sellers, without regard to (a) the validity, regularity or enforceability of the Master Repurchase Agreement, any of the Obligations or any other collateral security therefor (including the Collateral) or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (b) any defense, set off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by a Seller against Buyer, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Sellers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of a Seller from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against a Seller or any other Person or any collateral security (including the Collateral) or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from a Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of a Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and permitted assigns thereof, and shall inure to the benefit of Buyer, and its successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Master Repurchase Agreement shall be terminated, notwithstanding that from time to time during the term of the Master Repurchase Agreement one or more Sellers may be free from any Obligations.

11. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

12. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to Buyer without set off or counterclaim in U.S. Dollars in accordance with the wiring instructions of Buyer.

13. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) and delivered to the intended recipient at the “Address for Notices” specified on the signature page hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

14. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Integration. This Guaranty and the Master Repurchase Agreement represent the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by Buyer or the Guarantor relative to the subject matter hereof or thereof not reflected herein or therein.

16. Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and Buyer, provided that any provision of this Guaranty may be waived by Buyer.

17. Continuing Guarantee. This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns until all of the Obligations have been satisfied in full.

18. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Buyer and its successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of Buyer.

20. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

21. SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE MASTER REPURCHASE AGREEMENT, THE OTHER PROGRAM DOCUMENTS OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

22. WAIVER OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE MASTER REPURCHASE AGREEMENT, THE OTHER PROGRAM DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23. Other Liens. Notwithstanding anything to the contrary contained herein, liens previously granted by the Guarantor in favor of Buyer or future liens that are granted by the Guarantor in favor of Buyer will not constitute a breach of this Guaranty.

24. Agents. Buyer may employ agents and attorneys in fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

NOVASTAR FINANCIAL, INC.,

as Guarantor

By:	/s/ Todd Phillips
Name:	Todd Phillips
Title:	Vice President, Treasurer and Controller

Address for Notices with respect to each of the foregoing:

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

Attention:	Rodney Schwatken
Vice President/Treasury
Telephone:	(XXX) XXX-XXXX
Facsimile:	(XXX) XXX-XXXX

Address for Notices to Buyer:

600 Steamboat Road

Greenwich, CT 06830